EXHIBIT 4

THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

For the Purchase of 261,000 Shares

                              AMENDED AND RESTATED
                             STOCK PURCHASE WARRANT
                      TO PURCHASE SHARES OF COMMON STOCK OF
                                   AVNET, INC.

     On February 2, 2000, Kent Electronics Corporation, a Texas corporation ("Kent"), issued to Applied Materials, Inc., a Delaware corporation, a warrant to purchase 300,000 shares of the common stock of Kent at a price of $22-13/16 per share. Such warrant is hereby being amended and restated inter alia to effect the changes required by Section 6.4 thereof resulting from the merger of Kent into Avnet, Inc., a New York corporation, pursuant to an amended and restated agreement and plan of merger dated as of March 21, 2001, by and between Kent and Avnet, Inc. This merger became effective on June 8, 2001.

                                      * * *

     This Amended and Restated Stock Purchase Warrant (this "Warrant") certifies that, for value received, Applied Materials, Inc., a Delaware corporation, or Assigns (the "Holder"), is entitled, subject to the terms and conditions of this Warrant, at any time or from time to time during the period commencing on the date hereof and terminating on February 2, 2005 (the "Exercise Period"), to purchase up to 261,000 shares of common stock, par value $1.00 per share ("Common Stock"), of Avnet, Inc., a New York corporation (the "Company"). This Warrant is fully vested, so that Holder may exercise all or part of it at any time or from time to time. The exercise price per share applicable to this Warrant (the "Exercise Price") shall be $26.221264. The Exercise Price and the number of shares for which this Warrant is exercisable shall be subject to adjustment as set forth in this Warrant.

     1. Exercise of Warrant.

          1.1 Exercise. The purchase rights represented by this Warrant are exercisable by Holder within the Exercise Period at any time or from time to time in installments or in whole upon surrender to the Company at its principal office (as designated in Section 10 herein) of this Warrant, together with the Notice of Exercise attached hereto duly completed and signed, and upon payment to the Company of the aggregate Exercise Price for the shares so purchased. Payment of the aggregate Exercise Price with respect to the portion of this Warrant being exercised shall be made in cash, by wire transfer, or by certified or official bank check, payable to the order of the Company. Subject to the restrictions and requirements of Section 2 herein, not later than ten days after the exercise of this Warrant in whole or in part and the payment of the Exercise Price as set forth above, the Company shall prepare and issue a certificate for the Common Stock so purchased in the name of the Holder of this Warrant or as such Holder may direct in writing.

          If this Warrant is exercised in respect of less than all of the Common Stock at that time purchasable hereunder, the Holder hereof shall be entitled, upon surrender of this Warrant, to receive a new Warrant covering the number of shares in respect of which this Warrant shall not have been exercised; provided, however, that this Warrant and all rights and options hereunder shall expire at the end of the Exercise Period and shall be wholly void to the extent this Warrant is not exercised before it expires.

          1.2 Net Exercise. In lieu of exercising this Warrant, the Holder may elect to receive shares of Common Stock equal to the value of this Warrant (or the proportionate part thereof if exercised in part) by surrender of this Warrant at the principal office of the Company (as designated in Section 10 herein) with notice of such election, in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                                     Y (A - B)
                                     ---------
                             X  =    A
            Where
                   X    =    The number of shares of Common Stock to
                             be issued to the Holder.
                   Y    =    The number of shares of Common Stock
                             exercised at such time under this Warrant.
                   A    =    The Fair Market Value (as defined below)
                             of one share of the Common Stock.
                   B    =    The Exercise Price (as adjusted to the
                             date of such calculations).

          For purposes of this Section 1.2, the "Fair Market Value" of the Common Stock shall be determined in good faith by the Board of Directors of the Company, provided, that if the Company's Common Stock is then trading on a national securities exchange or in the over-the-counter-market, such determination shall be the last closing price of the Common Stock immediately preceding the exercise of the Warrant.

     2. Representations and Warranties of Holder.

          2.1 Purchase Entirely for Own Account. This Warrant and the Common Stock issuable upon exercise hereof (collectively, the "Securities") will be acquired for Holder's own account, not as a nominee or agent and not with a view to the resale or distribution of any part thereof, and Holder has no present intention of selling, granting any participation in or otherwise distributing the same. Holder represents that it has full power and authority to enter into this Warrant.

          2.2 Restricted Securities. Holder understands that the Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and agrees that the Common Stock received upon exercise of this Warrant may not be transferred without an effective registration statement therefor under the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws or unless the proposed transaction is exempt from registration. Unless registered, any Common Stock issued to Holder upon exercise of this Warrant shall bear a legend similar to the following:

          The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state, and may not be sold, offered for sale, pledged or hypothecated in the absence of such registration unless such transaction is exempt from registration.

     3. Transfer Taxes. The Company will pay when due and payable any and all United States federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery to the Holder of this Warrant or of any Common Stock upon the exercise of this Warrant, but the Holder shall be responsible for and pay when due any and all such taxes and changes that may be payable in respect of the transfer of this Warrant or the issuance of Common Stock upon the exercise of this Warrant to any person other than the Holder.

     4. Lost or Destroyed Warrant. In case this Warrant shall be lost, stolen, destroyed or mutilated, the Company shall execute, issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the lost, stolen or destroyed Warrant, a new Warrant of like tenor and representing an equivalent right or interest; but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of this Warrant and an indemnity agreement, if requested, reasonably satisfactory to the Company.

     5. Reservation and Issuance of Shares of Common Stock. The Company will at all times reserve for issuance from its authorized and unissued shares of Common Stock the number of shares of Common Stock needed for issuance upon the exercise of this Warrant. The Company covenants that all Common Stock which may be issued upon the exercise of this Warrant will, upon exercise of the rights represented by this Warrant, be fully paid and nonassessable and free from all preemptive rights, taxes, liens and charges in respect of the issuance thereof (other than taxes payable by the Holder in respect of any transfer occurring contemporaneously with such issue). The Company covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of the purchase rights under this Warrant.

     6. Certain Adjustments. The existence of this Warrant shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          6.1 Subdivisions. In case the Company shall at any time fix a record date to effect a split or subdivision of the outstanding shares of the Common Stock, or to determine the holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (the "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed) the Exercise Price in effect immediately prior to such subdivision shall be proportionately decreased.

          6.2 Combinations. In case the Company shall at any time combine the outstanding shares of its Common Stock, the Exercise Price in effect immediately prior to such combination shall be proportionately increased as of the date of such combination.

          6.3 Common Stock Dividends. If the Company shall pay a dividend with respect to Common Stock payable in Common Stock or Common Stock Equivalents, or make any other distribution of Common Stock or Common Stock Equivalents with respect to Common Stock, then the Exercise Price per share shall be reduced, from and after the date of determination of the shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the per share purchase price in effect by a fraction (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution and (b) the denominator of which shall be the total number of shares of the Common Stock outstanding immediately after such dividend or distribution, assuming the conversion to Common Stock of all Common Stock

     Equivalents is issued in such dividend or distribution, provided that the Exercise Price per share shall be increased and recalculated pursuant to this sentence at such time as any Common Stock Equivalents issued in such dividend or distribution cease to be outstanding prior to being converted into Common Stock.

          6.4 Reorganization, Reclassification, Consolidation or Merger. In case, at any time after the date of this Warrant, of any capital reorganization, or any reclassification of the stock of the Company (other than a change in par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another entity (other than a consolidation or merger in which the Company is the continuing entity and which does not result in any change in the Common Stock), this Warrant shall, after such reorganization, reclassification, consolidation or merger, be exercisable into the kind and number of shares of stock or other securities or property of the Company or of the entity resulting from such consolidation or surviving such merger to which Holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation or merger, Holder had exercised this Warrant for Common Stock. The provisions of this Subsection shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.

          6.5 Cash or Other Dividends or Distributions. No adjustment will be made to the Exercise Price on account of dividends or distributions paid on or with respect to the Common Stock in cash, property or securities other than Common Stock or Common Stock Equivalents.

     7. Fractional Interests. The Company shall not be required to issue fractional shares of Common Stock upon the exercise of this Warrant. In lieu thereof, the Company shall pay Holder a sum in cash equal to any such fractional shares based upon the difference between the Fair Market Value of such fractional shares and the Exercise Price allocable thereto.

     8. No Rights as Stockholders. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent to or receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as a stockholder of the Company.

     9. Warrant Register. The Company shall maintain at its principal office (as designated in Section 10 herein) a registry for the registration of Warrants and the registration of the transfer of Warrants. Prior to the Company's receipt of written notice from Holder to the contrary, the Company shall be entitled to rely in all respects upon such registry and may deem and treat Holder as the owner hereof for all purposes.

     10. Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below or duly given upon receipt if made by hand delivery, facsimile or e-mail transmission (with receipt confirmation) or other personal delivery:

     If to the Company, to:

               Avnet, Inc.
               2211 South 47th Street
               Phoenix, Arizona 85034
               Attention:  Raymond Sadowski
               Telephone:  480-643-7764
               Fax:  480-643-7929
               E-Mail:  ray.sadowski@avnet.com

     If to Applied, to:

               Applied Materials, Inc.
               3050 Bowers Avenue, M/S 2047
               Santa Clara, California  95054
               Attention:  George S. Davis, Treasurer
               Telephone:  408-748-5338
               Fax: 408-563-0822
               E-Mail:  george_davis@amat.com

     With a copy to:

               Applied Materials, Inc.
               3050 Bowers Avenue, M/S 2064
               Santa Clara, California  95054
               Attention:  Joseph J. Sweeney, Group Vice President,
                Legal Affairs and Intellectual Property
               Telephone: 408-748-5420
               Fax: 408-563-4635

     Either party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means, but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Either party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

     11. Amendments; Waivers. No amendment to, modification of, or waiver of any provision of this Warrant will be binding unless in writing and signed by a duly authorized representative of the party sought to be bound.

     12. Successors and Assigns. The terms of this Warrant shall be binding upon and shall inure to the benefit of any successor or assign of the Company and of the holder or holders hereof and of the Common Stock issued upon exercise of this Warrant, and all obligations of the Company relating to the Common Stock issuable upon exercise of this Warrant shall survive the exercise of this Warrant.

     13. Construction of Dates. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised, except as to the payment of the Exercise Price, on the next succeeding day not a legal holiday.

     14. Severability and Validity. Any term or provision of this Warrant that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     15. Governmental Filings. The Company shall assist and cooperate with the Holder, on the Holder's written request and at the Holder's expense, to make any governmental filings or obtain any governmental approvals required prior to or in connection with any exercise of this Warrant.

     16. Governing Law. This Warrant shall be governed by, be subject to, and be construed in accordance with the internal laws of the State of Texas, excluding conflicts of law rules. The parties agree that any suit arising out of this Warrant, for any claim or cause of action, whether in contract, in tort, statutory, at law or in equity, shall exclusively be brought in the United States District Court for the Western District of Texas, Austin Division, or the Texas State District Courts of Travis County, Texas, provided that such court has jurisdiction over the subject matter of the action. Each party agrees that each of the named courts shall have personal jurisdiction over it and consents to such jurisdiction. Each party further agrees that venue of any suit arising out of this Warrant is proper and exclusive in any of the courts identified above; each party consents to such venue therein.

     17. Captions. All Section titles or captions contained in this Warrant or in any Exhibit or Attachment annexed hereto or referred to herein are for convenience only, shall not be deemed a part of this Warrant and shall not constitute a waiver of any of Holder's rights under this Warrant, at law or in equity.

     IN WITNESS WHEREOF, the parties to this Amended and Restated Stock Purchase Warrant have caused their names to be signed hereto by their respective duly authorized officers as of this 8th day of June, 2001.

                                       AVNET, INC.
                                       a New York Corporation

                                       By: /s/Raymond Sadowski
                                           --------------------------------
                                              Raymond Sadowski
                                              Senior Vice President and
                                              Chief Financial Officer



                                       APPLIED MATERIALS, INC.
                                       a Delaware corporation

                                       By:
                                          ---------------------------------
                                       Name:
                                       Title:

                                    Exhibit A

                               NOTICE OF EXERCISE

                   (To be executed by the Holder upon partial
                    or full exercise of the attached Warrant)

To:  Avnet, Inc.

     The undersigned hereby irrevocably elects to exercise the right to purchase _______ shares of Common Stock covered by the Amended and Restated Warrant issued by you dated June 8, 2001 (which is attached hereto), according to the terms and conditions thereof and [Alternative One: herewith makes payment of the Exercise Price of such shares in full in the amount of $_______ therefor] [Alternative Two: herewith directs that the Exercise Price be paid from a portion of such shares as provided in Section 1.2 of the Warrant] and requests that the certificates for the Common Stock be issued in the name of the undersigned.


                                                 APPLIED MATERIALS, INC.
                                                 a Delaware corporation


                                                 By:
                                                          ----------------------
                                                 Name:
                                                          ----------------------
                                                 Title:
                                                          ----------------------

                                                 By:
                                                          ----------------------
                                                 Name:
                                                          ----------------------
                                                Title:
                                                          ----------------------



Dated:  __________, ____.